Exhibit 99.1
Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
44% Fourth Quarter FY 2010 over Fourth Quarter FY 2009 Pro-Forma Revenue Growth
SAN JOSE, Calif., — July 29, 2010 — Oclaro, Inc. (Nasdaq: OCLR), a provider of optical components, modules and subsystems, today announced the financial results for its fourth quarter and fiscal year 2010, which ended July 3, 2010.
“We are proud to have been profitable on a non-GAAP operating income basis for our first year as Oclaro, our adjusted EBITDA has increased each quarter, and our operating margins continue to trend upwards,” said Alain Couder, president and CEO of Oclaro. “Our technology differentiation and product breadth are creating new opportunities for Oclaro; and so we believe our growth will continue through 2010 and that calendar 2011 is shaping up to be a strong growth year.”
Highlights for Fourth Quarter Fiscal 2010:
•	GAAP revenues were $112.7 million for the fourth quarter of fiscal 2010, compared to $101.2 million in the third quarter of fiscal 2010. Telecom revenues were up over 13% compared to the prior quarter.
•	GAAP gross margin was 30% for the fourth quarter of fiscal 2010, compared to 28% in the third quarter of fiscal 2010.
°	Non-GAAP gross margin was 31% for the fourth quarter of fiscal 2010, exceeding the 30% target announced during the April 2009 merger of Bookham, Inc. and Avanex Corporation. Non-GAAP gross margin was 28% in the third quarter of fiscal 2010.
•	GAAP operating income was $8.6 million for the fourth quarter of fiscal 2010, compared to $33,000 in the third quarter of fiscal 2010.
°	Non-GAAP operating income was $9.6 million, or 8.5% of revenues, for the fourth quarter of fiscal 2010, exceeding the 5% of revenues target announced during the April 2009 merger of Bookham and Avanex. Non-GAAP operating income was $3.2 million, or 3.2% of revenues, in the third quarter of fiscal 2010.
•	Adjusted EBITDA was $12.3 million for the fourth quarter of fiscal 2010, compared to $5.8 million in the third quarter of fiscal 2010, an increase of well over 100%.
•	GAAP net income for the fourth quarter of fiscal 2010 was $10.6 million, compared $0.2 million in the third quarter of fiscal 2010.
°	Non-GAAP net income for the fourth quarter of fiscal 2010 was $11.5 million, compared to $3.4 million in the third quarter of fiscal 2010.
•	Cash, cash equivalents, restricted cash and short-term investments were $111.6 million as of July 3, 2010. This includes $77.1 million received in the Company’s May follow-on offering of common stock.
•	The Company acquired Mintera Corporation in a deal announced and closed July 21, 2010. Oclaro has a target model for the high speed transmission business of Mintera of gross margins of 40% to 45% and non-GAAP operating margins of 20% to 25%.

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
Highlights for Fiscal Year 2010:
•	GAAP revenues were $392.5 million for fiscal 2010, compared to $210.9 million in fiscal 2009.

•	GAAP gross margin was 28% for fiscal 2010, compared to 22% in fiscal 2009. Non-GAAP gross margin was 28% for fiscal 2010, compared to 23.5% in fiscal 2009

•	GAAP operating income was $4.8 million for fiscal 2010, compared to a GAAP operating loss of $34.8 million in fiscal 2009.
°	Non-GAAP operating income was $15.7 million for fiscal 2010, compared to a non-GAAP operating loss of $12.4 million in fiscal 2009.
•	Adjusted EBITDA was $26.5 million for fiscal 2010, compared to negative $1.0 million in fiscal 2009.
•	GAAP net income for fiscal 2010 was $12.4 million, compared to a GAAP net loss of $32.2 million in fiscal 2009.
°	Non-GAAP net income for fiscal 2010 was $16.5 million, compared to a non-GAAP net loss of $3.3 million in fiscal 2009.
First Quarter Fiscal 2011 Outlook
The results of Oclaro, Inc. for the first quarter of fiscal 2011, which ends October 2, 2010, are expected to be:
•	Revenues in the range of $120 million to $126 million. This includes approximately $3 million to $4 million of revenues from Mintera.
•	Non-GAAP gross margin in the range of 31% to 33%.
•	Adjusted EBITDA in the range of $12.5 million to $15.5 million.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants.
Conference Call
Oclaro will hold a conference call to discuss financial results for the fourth quarter of fiscal 2010 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9714. A replay of the conference call will be available through August 5, 2010. To access the replay, dial (858) 384-5517. The conference code for the replay is 4326725. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc., with headquarters in San Jose, Calif., is a tier-one provider of high-performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long-haul network applications. The Company, formed on April 27, 2009

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
following the combination of Bookham, Inc. and Avanex Corporation, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. Oclaro serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected high-growth markets, including industrial, defense, life sciences, medical and scientific, with diversification providing both significant revenue streams and strategic technological advantage. The Company also provides a complete family of wavelength selective switches (WSS) capable of powering reconfigurable optical add/drop multiplexer (ROADM) applications over the entire optical network, from the edge to the core.
Oclaro is a global company, with cutting-edge chip fabrication facilities in the U.K., Switzerland and Italy, and manufacturing sites in the U.S., Thailand, China and South Korea.
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, including financial targets and expectations related to revenue; non-GAAP gross margin; non-GAAP operating margin; Adjusted EBITDA and progress toward our targeted business model, (ii) financial guidance for the fiscal quarter ending October 2, 2010, including guidance regarding revenue, non-GAAP gross margin and adjusted EBITDA, (iii) the impact of the acquisitions of Avanex Corporation, Xtellus Inc. and Mintera Corporation and the Spectra-Physics asset swap on the combined entity’s gross margin, (iv) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (v) opportunities to grow in adjacent markets and (vi) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” “shaping up” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of the mergers with Avanex Corporation, Xtellus Inc. and Mintera Corporation and the Spectra-Physics asset swap, the potential inability to realize the expected benefits and synergies as a result of the of the mergers with Avanex Corporation, Xtellus Inc. and Mintera Corporation and the Spectra-Physics asset swap, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the potential lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this presentation. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
Non-GAAP Financial Measures
The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP revenues is revenues. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company’s “core operating performance” and its results of operations may look in the future. The Company believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss and non-GAAP net income/loss. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Pro Forma Revenues
GAAP revenues of $112.7 million for the fourth quarter of fiscal 2010 increased 44% over pro forma revenues of $78.1 million for the fourth quarter of fiscal 2009, which represent the full quarter results of Oclaro and Avanex, including GAAP revenues of $72.0 million and Avanex revenues of $6.1 million for the period prior to our April 27, 2009 merger. We have presented a comparison of fiscal 2010 revenues with pro forma revenues for the fourth quarter of fiscal 2009 because the operations reflected by these two measures are more closely related than those reflected by GAAP revenues. Pro forma revenues for the fourth quarter of fiscal year 2009 should not be considered in isolation from or as a substitute for GAAP revenues for the same period.
Non-GAAP Revenues
Non-GAAP revenues include the revenues of the Company’s former New Focus business, which is treated as a discontinued operation in our GAAP financial statements. Management uses this non-GAAP measure to evaluate its performance relative to its previously established financial targets. Specifically, the Company previously reported New Focus in its revenues. The Company believes providing non-GAAP revenues to its investors, in addition to corresponding income statement measures, allows investors to evaluate the Company’s results of operations compared to its previous financial results.

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, merger and related costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, merger and related costs, non-cash compensation related to stock and options granted to employees and directors, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.”
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, merger and related costs, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	July 3,	April 3,	July 3,	June 27,
	2010	2010	2010	2009
Revenues	$112,709	$101,152	$392,545	$210,923
Cost of revenues	78,595	73,322	283,751	164,425

Gross profit	34,114	27,830	108,794	46,498
Operating expenses:
Research and development	11,519	11,288	41,496	26,147
Selling, general and administrative	14,129	14,451	56,378	34,899
Amortization of intangible assets	354	347	951	487
Restructuring, merger and related costs	(681)	1,610	5,468	6,826
Legal settlements	—	—	—	3,829
(Gain) loss on sale of property and equipment	169	101	(333)	(12)
Impairment of goodwill and other intangibles	—	—	—	9,133

Total operating expenses	25,490	27,797	103,960	81,309

Operating income (loss)	8,624	33	4,834	(34,811)
Other income (expense):
Other income (expense)	(403)	—	4,892	(685)
Interest income	—	11	36	575
Interest expense	(112)	(134)	(367)	(543)
Foreign currency translation gain, net	2,183	794	2,494	11,094

Total other income (expense)	1,668	671	7,055	10,441

Income (loss) from continuing operations before income taxes	10,292	704	11,889	(24,370)
Income tax provision (benefit)	(318)	499	928	1,399

Income (loss) from continuing operations	10,610	205	10,961	(25,769)
Income (loss) from discontinued operations, net of tax	—	—	1,420	(6,387)

Net income (loss)	$10,610	$205	$12,381	$(32,156)

Income (loss) from continuing operations per share:
Basic	$0.23	$0.00	$0.27	$(1.12)
Diluted	$0.22	$0.00	$0.26	$(1.12)
Net income (loss) per share:
Basic	$0.23	$0.00	$0.31	$(1.40)
Diluted	$0.22	$0.00	$0.29	$(1.40)
Shares used in computing net income (loss) per share:
Basic	45,153	41,095	40,322	22,969
Diluted	48,228	43,829	42,262	22,969
Stock-based compensation included in the following:
Cost of revenues	$470	$226	$1,110	$1,168
Research and development	259	332	1,090	888
Selling, general and administrative	528	666	2,232	2,016
Income (loss) from discontinued operations, net of tax	—	—	—	364

Total	$1,257	$1,224	$4,432	$4,436

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 3, 2010	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$107,176	$44,561
Short-term investments	—	9,259
Restricted cash	4,458	4,208
Accounts receivable, net	93,412	58,483
Inventories	62,570	59,527
Prepaid expenses and other current assets	14,905	11,834
Assets held for sale	—	10,442

Total current assets	282,521	198,314

Property and equipment, net	37,516	29,875
Goodwill	19,339	—
Other intangible assets, net	10,610	1,951
Other non-current assets	9,832	3,248

Total assets	$359,818	$233,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,103	$31,943
Accrued expenses and other liabilities	35,404	39,016
Liabilities held for sale	—	2,028

Total current liabilities	85,507	72,987

Deferred gain on sale-leaseback	12,969	15,088
Other long-term liabilities	8,212	4,923

Total liabilities	106,688	92,998

Stockholders’ equity:
Common stock	494	372
Additional paid-in capital	1,304,222	1,200,848
Accumulated other comprehensive income	28,060	30,905
Accumulated deficit	(1,079,646)	(1,091,735)

Total stockholders’ equity	253,130	140,390

Total liabilities and stockholders’ equity	$359,818	$233,388

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	July 3,	April 3,	July 3,	June 27,
	2010	2010	2010	2009
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$112,709	$101,152	$392,545	$210,923
Revenues from discontinued operations	—	—	—	24,829

Non-GAAP Revenues	$112,709	$101,152	$392,545	$235,752

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$10,610	$205	$12,381	$(32,156)
Stock-based compensation	1,257	1,224	4,432	4,436
Restructuring, merger and related costs:
Continuing operations	(681)	1,610	5,468	6,826
Discontinued operations	—	—	—	588
Legal settlements	—	—	—	3,829
Amortization expense:
Continuing operations	354	347	951	487
Discontinued operations	—	—	—	742
Impairment of goodwill and other intangible assets:
Continuing operations	—	—	—	9,133
Discontinued operations	—	—	—	2,782
Gain from bargain purchase	—	—	(5,267)	—
Gain on sale of New Focus business	—	—	(1,420)	—

Non-GAAP net income (loss)	11,540	3,386	16,545	(3,333)

Income tax provision (benefit):
Continuing operations	(318)	499	928	1,399
Discontinued operations	—	—	—	50
Depreciation expense:
Continuing operations	2,790	2,584	10,860	10,954
Discontinued operations	—	—	—	308
Other (income) expense items, net	403	—	375	706
Interest (income) expense, net	112	123	331	(32)
Foreign currency translation (gain) loss, net	(2,183)	(794)	(2,494)	(11,094)

Adjusted EBITDA	$12,344	$5,798	$26,545	$(1,042)

Non-GAAP net income (loss) per share:
Basic	$0.26	$0.08	$0.41	$(0.15)
Diluted	$0.24	$0.08	$0.39	$(0.15)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	45,153	41,095	40,322	22,969
Diluted	48,228	43,829	42,262	22,969

Oclaro Announces Record Profitability in Fourth Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	July 3,	April 3,	July 3,	June 27,
	2010	2010	2010	2009
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit:
Continuing operations	$34,114	$27,830	$108,794	$46,498
Discontinued operations	—	—	—	7,716
Stock-based compensation included in cost of revenues:
Continuing operations	470	226	1,110	1,168
Discontinued operations	—	—	—	104

Non-GAAP gross profit	$34,584	$28,056	$109,904	$55,486

GAAP gross margin rate	30.3%	27.5%	27.7%	22.0%
Non-GAAP gross margin rate	30.7%	27.7%	28.0%	23.5%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss):
Continuing operations	$8,624	$33	$4,834	$(34,811)
Discontinued operations	—	—	1,420	(6,390)
Gain on sale of New Focus business	—	—	(1,420)	—
Stock-based compensation	1,257	1,224	4,432	4,436
Restructuring, merger and related costs:
Continuing operations	(681)	1,610	5,468	6,826
Discontinued operations	—	—	—	588
Legal settlements	—	—	—	3,829
Amortization of intangible assets:
Continuing operations	354	347	951	487
Discontinued operations	—	—	—	742
Impairment of goodwill and other intangible assets:
Continuing operations	—	—	—	9,133
Discontinued operations	—	—	—	2,782

Non-GAAP operating income (loss)	$9,554	$3,214	$15,685	$(12,378)